UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

FRESH PROMISE FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada	00-24723	88-0393257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Alderman Drive, Suite 210

Alpharetta, GA 30005

(Address of principal executive offices)

(855) 404-3744

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Director Resignation and Release Agreement

On January 6, 2016, Fresh Promise Foods, Inc., a Nevada corporation (the “Company”) entered into a Director Resignation and Release Agreement with Kevin P. Quirk (the “Agreement”). In accordance with the Agreement, Mr. Quirk resigned from his positions as Chief Executive Officer and Director and, in consideration for such resignations and Mr. Quirk’s release of the Company from liability, the Company released Mr. Quirk from liability.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the document itself, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

Item 1.01 above is hereby incorporated by reference.

On January 6, 2016, the Company was informed that, effective immediately, Kevin P. Quirk shall resign from his positions as Chief Executive Officer and Director, and all other positions to which he may have been assigned, regardless of whether he served in such capacity. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Director Resignation and Release Agreement, dated January 6, 2016

17.1	Letter of Resignation from Kevin Quirk, dated January 12, 2016*

*filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH PROMISE FOODS, INC.

Date: January 29, 2016	By:	/s/ Scott Martin
	Name:	Scott Martin
	Title:	Secretary, Director